Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison	702.792.2266
	Chairman of the Board, President and Chief Executive Officer

	Patrick Hartman	702.947.3514
	Executive Vice President, Chief Financial Officer
COMMUNITY BANCORP COMMENTS
ON REGULATORY AGREEMENT
AND OTHER PENDING MATTERS
Las Vegas — May 27, 2009 — Community Bancorp (Nasdaq: CBON), the holding company for Community Bank of Arizona and Community Bank of Nevada, today announced that it and Community Bank of Nevada have entered into a written agreement with the Federal Reserve Board and the State of Nevada Financial Institutions Division to provide the agencies with plans, policies and procedures to strengthen board of director oversight, credit risk management, loan review, asset quality, allowance for loan and lease losses, capital planning, strategic planning and budgeting, liquidity management, and regulatory reporting. The written agreement also restricts the Company from increasing brokered deposits as well as paying dividends and interest on its outstanding trust preferred securities, incurring additional indebtedness and redeeming stock. The common goal of the agreement is to take affirmative action to improve the Company’s and the subsidiary bank’s operations and address the current challenges facing these institutions.
The Agreement also contains a requirement that the Company provide a capital plan to the FRB within 60 days to maintain sufficient capital at the Company and the subsidiary bank. The written agreement does not contain specific target capital ratios to be obtained or specific timelines. Based upon March 31, 2009 call report information, both the Company and the subsidiary bank were considered only “adequately capitalized” by regulatory standards. The Company has engaged investment bankers to assist in its ongoing efforts to increase capital.
The Company will file a Form 8-K with the Securities and Exchange Commission that includes the written agreement as an exhibit. The description of the written agreement contained in this release is qualified in its entirety by reference to the exhibit.
Edward M. Jamison, Chairman and Chief Executive Officer, said that “We are well along in the process of developing the information required within the agreement and expect to be completed within the 60 days. Although we face difficult challenges, we are attempting to address them in a prudent and effective manner. We believe that our strong ties to the community, our loyal customer base and our outstanding employees will assist us in addressing these challenges and continue to provide high quality service to our Nevada and Arizona markets. The regulatory agreement is the result of ongoing discussions between the FRB and the Company to address the negative impact that the current market conditions are having on the Company and the subsidiary bank and how best to resolve them. We believe the measures agreed upon are an important step in addressing these issues. I want to emphasize to our customers that deposits are insured by the FDIC to the maximum amount permitted by law.”

Also, the Company announced that it will be in payment default on the remaining balance of an installment loan for $5.2 million as well as remaining in default of several covenants in the loan documents. The loan is secured by all the stock of the Arizona subsidiary bank and was to be paid off with the merger of Community Bank of Arizona into Community Bank of Nevada. However, the merger application for the two subsidiary banks has been returned by the Federal Reserve Bank with the indication that approval would be inconsistent with the FRB’s policy requirements and the rationales for the merger suggested by the Company do not justify making an exception to such policy. Efforts to sell the Arizona banking subsidiary to a third party are continuing.
Finally, the Company announced that it filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission in connection with its quarterly report for the quarter ended March 31, 2009. The Company had anticipated filing a press release to discuss the results of the quarter and year ended December 31, 2008 and quarter ended March 31, 2009 financial results by the end of May 2009. However, certain financial analysis remain in process regarding the classification and valuation of certain assets at December 31, 2008 which, in turn, could impact the results for March 31, 2009. Management is working diligently to complete this process and file its Forms 10-K and 10-Q as soon as possible.
About Community Bancorp
Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada, with two operating bank subsidiaries: 1) Community Bank of Nevada, and 2) Community Bank of Arizona. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area. Community Bank of Arizona, an Arizona state chartered bank, operates through four full-service branches in the greater Phoenix area. We provide commercial banking services, including real estate, construction, commercial loans and SBA loans, to small and medium-sized businesses.
For more information about Community Bancorp, visit our website at www.community-bancorp.com.
Member FDIC, Equal Housing Lender, SBA Preferred Lender

Forward-Looking Statements
Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the following: the current economic downturn and related financial crisis in the United States and abroad, and the response by government and bank regulators thereto, the recent fluctuations in the U.S. capital and credit markets, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nevada, or Phoenix, Arizona and their deteriorating real estate sectors, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, our ability to manage systemic risks and control operating risks, and general economic conditions.
When used in this document, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which we operate, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans, changes in governmental regulation, credit quality, the availability of capital to fund the expansion of our business, economic, political and global changes arising from the war on terrorism, the conflict with Iraq and its aftermath, and other factors referenced in the Company’s December 31, 2007 Form 10-K, including in “Item 1A. Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under the PSLRA’s safe harbor provisions. When relying on forward-looking statements to make decisions with respect to our Company, investors and others are cautioned to consider these and other risks and uncertainties.